Exhibit 99.1

INSEEGO CORP. (INSG)

ANNOUNCES EXPIRATION AND

RESULTS OF ITS EXCHANGE OFFER

AND CONSENT SOLICITATION

SAN DIEGO—January 6, 2017—Inseego Corp. (successor issuer to Novatel Wireless, Inc.) (Nasdaq: INSG), a leading global provider of solutions for the Internet of Things (IOT), including software-as-a-service (SaaS), today announced the final results of its previously announced consent solicitation and offer to exchange each validly tendered and accepted $1,000 principal amount of 5.50% Convertible Senior Notes due 2020 issued by Novatel Wireless, Inc., a wholly owned subsidiary of Inseego Corp. (the “Novatel Wireless Notes”), for $1,000 principal amount of 5.50% Convertible Senior Notes due 2022 to be issued by Inseego Corp. (the “Inseego Notes”). The exchange offer and consent solicitation expired immediately following 11:59 p.m., New York City time, on January 5, 2017.

As of the expiration of the exchange offer and consent solicitation, $119,750,000 aggregate principal amount of the Novatel Wireless Notes had been validly tendered for exchange and not withdrawn, representing approximately 99.79% of the outstanding Novatel Wireless Notes. A total of $119,750,000 of Inseego Notes will be issued in exchange for such tendered Novatel Wireless Notes. A total of $250,000 principal amount of Novatel Wireless Notes will remain outstanding after settlement of the exchange offer.

As Inseego Corp. also received the necessary consents to amend the Novatel Wireless Notes and related indenture, those Novatel Wireless Notes that will remain outstanding following the settlement of the exchange offer will be subject to the terms of a supplemental indenture implementing the amendments approved by the consenting holders.

Inseego Corp. expects that the settlement of the exchange offer will occur on January 9, 2017.

A registration statement on Form S-4 (File No. 333- 214966) relating to the exchange offer and related consent solicitation was filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2016, and was declared effective by the SEC on January 4, 2017.

Inseego Corp. conducted this exchange offer and consent solicitation in order to facilitate the previously announced planned sale of its mobile broadband business, which includes its MiFi branded hotspots and USB modem product lines (which is currently operated by Novatel Wireless, Inc.) to T.C.L. Industries Holdings (H.K.) Limited, a Hong Kong limited liability company, and Jade Ocean Global Limited, a British Virgin Islands business company, for cash consideration of $50.0 million, subject to potential adjustment based on the working capital and indebtedness of Novatel Wireless, Inc. as of the closing of such sale. The consummation of the sale is expected to occur in the first quarter of 2017.

Jefferies LLC is acting as dealer manager for the exchange offer and consent solicitation and D.F. King & Co., Inc. is acting as exchange agent and information agent for the exchange offer and consent solicitation.

This press release does not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities, nor shall there be any exchange of the Inseego Notes for Novatel Wireless Notes pursuant to the exchange offer and consent solicitation in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services through Novatel Wireless, Inc. and Feeney Wireless (FW). Inseego Corp. has over 30 years of experience providing customers with secure and insightful solutions and analytics, with approximately 590,000 global subscribers, including 182,000 fleet management subscribers. The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego

Where You Can Find Additional Information

Further details regarding the terms and conditions of the exchange offer and consent solicitation, including descriptions of the Inseego Notes and the material differences between the Inseego Notes and the Novatel Wireless Notes, can be found in the registration statement that has been filed with the SEC, and in a tender offer statement on Schedule TO that has been filed with the SEC. The registration statement, the tender offer statement and other related documents, when filed, can be obtained for free from the SEC’s website at www.sec.gov. Documents are also available for free upon oral request made to Inseego Corp. at (858) 812-3400 or written request made to Inseego Corp., Attention: Corporate Secretary, 9605 Scranton Road, Suite 300, San Diego, CA 92121 and from the Company’s website at www.inseego.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding Inseego Corp.’s ability to successfully settle the exchange offer and complete the related consent solicitation and the timing and expected proceeds of the sale of Novatel Wireless, Inc. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Inseego Corp. and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Inseego Corp. undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements also involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other subsequent filings made with the SEC by Novatel Wireless, Inc. and Inseego Corp. (available at www.sec.gov).

Contacts

Inseego Corp. Media Relations Contact:

Diana Hoogbruin, 858-812-0659

dhoogbruin@nvtl.com

or

Investor Relations Contact:

Michael Sklansky, 858-431-0792

msklansky@nvtl.com